Washington Mutual Investors Fund
October 31, 2017
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2,
complete answers are as follows:
Item 48K and K2
Step	Asset Value (000's omitted)
K1) Maximum Asset Value	$116,000,000
K2) Maximum Fee Rate	0.212%
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$485,996
Class B	$-
Class C	$8,133
Class T*	$-
Class F-1	$24,866
Class F-2	$90,895
Class F-3	$13,594
Total	$623,484
Class 529-A	$17,151
Class 529-C	$2,260
Class 529-E	$744
Class 529-T*	$-
Class 529-F-1	$1,274
Class R-1	$458
Class R-2	$3,701
Class R-2E	$239
Class R-3	$13,798
Class R-4	$25,248
Class R-5	$20,976
Class R-5E	$5
Class R-6	$132,099
Total	$217,953
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$0.3900
Class B	$-
Class C	$0.2165
Class T	$0.4347
Class F-1	$0.3680
Class F-2	$0.4264
Class F-3	$0.4520
Class 529-A	$0.3725
Class 529-C	$0.2067
Class 529-E	$0.3201
Class 529-T	$0.4234
Class 529-F-1	$0.4216
Class R-1	$0.2129
Class R-2	$0.2163
Class R-2E	$0.2870
Class R-3	$0.3104
Class R-4	$0.3772
Class R-5E	$0.4210
Class R-5	$0.4390
Class R-6	$0.4500
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	1,237,615
Class B	-
Class C	36,705
Class T*	-
Class F-1	62,428
Class F-2	224,990
Class F-3	36,400
Total	1,598,138
Class 529-A	45,870
Class 529-C	10,816
Class 529-E	2,297
Class 529-T*	-
Class 529-F-1	3,071
Class R-1	2,134
Class R-2	16,605
Class R-2E	1,053
Class R-3	43,967
Class R-4	64,495
Class R-5	46,001
Class R-5E	16
Class R-6	314,511
Total	550,836
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$45.36
Class B	$-
Class C	$44.78
Class T	$45.37
Class F-1	$45.20
Class F-2	$45.34
Class F-3	$45.36
Class 529-A	$45.27
Class 529-C	$44.92
Class 529-E	$45.01
Class 529-T	$45.37
Class 529-F-1	$45.17
Class R-1	$44.88
Class R-2	$44.73
Class R-2E	$45.17
Class R-3	$44.99
Class R-4	$45.14
Class R-5E	$45.33
Class R-5	$45.35
Class R-6	$45.39
*Amount less than one thousand